CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Keystone State Tax Free Fund - Series II
Keystone State Tax Free Fund
Evergreen Tax Free Trust

     We consent to the use of our reports dated May 2, 1997 incorporated by reference herein and to the reference to our firm under the caption "Financial Highlights" in the prospectus.


                                        /s/KPMG Peat Marwick LLP
                                           KPMG Peat Marwick LLP


Boston, Massachsuetts
July 11, 1997